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EXHIBIT 1

May 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated May 10, 2000, of Ionic Fuel Technology, Inc. and are in agreement with the statements contained therein.

                              /s/ Ernst & Young LLP

Stamford, Connecticut